Exhibit 99.3
Mill Road Capital
February 5, 2010
VIA FEDERAL EXPRESS
Mr. Anthony L. Winczewski
Chairman, Nominating Committee
Kona Grill, Inc.
7150 E. Camelback Road, Suite 220
Scottsdale, Arizona 85251
     Re:   Your letter dated February 2, 2010
Dear Mr. Winczewski:
     We received your letter dated February 2, 2010 in response to Mill Road Capital’s letter dated January 28, 2010 (the “Nomination Letter”) notifying Kona Grill, Inc. of our intention to nominate three persons for election to the Board of Directors of Kona at the upcoming annual meeting. We appreciate your prompt review and response to the Nomination Letter. We are pleased that Kona has acknowledged the validity of the Nomination Letter for purposes of Section 1.13 of Kona’s Amended and Restated Bylaws.
     Contrary to the assertion in your letter, however, our records indicate that a copy of Amendment No. 9 to Mill Road Capital’s joint statement on Schedule 13D was delivered to Kona’s principal executive office at 7150 E. Camelback Road in Scottsdale, Arizona on February 1, 2010, the first business day after Amendment No. 9 was filed with the Securities and Exchange Commission.
     Please address any correspondence or questions regarding this letter to Mill Road Capital, L.P., Attn: Justin Jacobs, telephone (203) 987-3505, facsimile (203) 621-3280 (with a copy to our counsel, Foley Hoag LLP, 155 Seaport Blvd., Boston, MA 02210, Attn: Peter M. Rosenblum, Esq. and Paul Bork, Esq., telephone (617) 832-1000, facsimile (617) 832-7000).

Very truly yours, Mill Road Capital, L.P.
By:	Mill Road Capital GP LLC,
its General Partner

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and Chairman

cc:	Peter M. Rosenblum, Esq. Paul Bork, Esq.
382 Greenwich Avenue, Suite One • Greenwich, CT 06830 • (203) 987-3500